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                                                                    Exhibit 23.1
                                                                   Tiffany & Co.
                                                             Report on Form 10-K
                                                                Fiscal Year 1997


                                                      COOPERS & LYBRAND L.L.P.





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Tiffany & Co. and Subsidiaries on Form S-8 of our report, dated March 3, 1998, on our audits of the consolidated financial statements and financial statement schedule of Tiffany & Co. and Subsidiaries as of January 31, 1998 and 1997, and for each of the three years in the period ended January 31, 1998, which report is incorporated by reference in the Company's Annual Report on Form 10-K.



                                               /s/ Coopers & Lybrand L.L.P.

New York, New York
April 9, 1998